Exhibit 99.1

First Financial Bank Completes Acquisition of Oak Street Holdings Corporation

CINCINNATI, August 14, 2015 /PRNewswire/ -- First Financial Bank, N.A., a subsidiary of First Financial Bancorp (Nasdaq: FFBC) (collectively “the Company” and “First Financial"), announced today that it has completed its acquisition of Oak Street Holdings Corporation (“Oak Street”).

Oak Street, a nationwide lender based in Indianapolis, Indiana, was formed in 2003 to provide loans, secured by commissions and cash collateral accounts, exclusively to insurance agents and brokers to maximize their book-of-business value and grow their agency business. The specialty lender, which has approximately $240 million in loans, will continue to operate under the Oak Street brand, as a subsidiary of First Financial Bank, and will be led by its founder and president, Rick Dennen.

First Financial expects the transaction to be immediately accretive to operating earnings and expects Oak Street to add between 16 and 20 cents per diluted share to operating earnings and approximately 20 basis points of net interest margin expansion in its first full year of operation.

“We view the combination with Oak Street as a tremendous opportunity to expand our already diverse product suite and are very excited by the growth and profitability profile of Oak Street”, said Claude Davis, Chairman and CEO of First Financial Bank. “This acquisition complements our nationwide franchise finance business and we welcome Oak Street’s associates and clients to First Financial.”

For more information about First Financial, please visit www.bankatfirst.com or www.facebook.com/firstfinancialbank.

About First Financial Bancorp

First Financial Bancorp is a Cincinnati, Ohio based bank holding company. As of June 30, 2015, the Company had $7.4 billion in assets, $4.9 billion in loans, $5.7 billion in deposits and $802 million in shareholders’ equity. The Company’s subsidiary, First Financial Bank, N.A., founded in 1863, provides banking and financial services products through its four lines of business: commercial, consumer, wealth management and mortgage. The commercial, consumer and mortgage units provide traditional banking services to business and retail clients. First Financial Wealth Management provides wealth planning, portfolio management, trust and estate, brokerage and retirement plan services and had approximately $2.4 billion in assets under management as of June 30, 2015. The Company’s strategic operating markets are located in Ohio, Indiana and Kentucky where it operates 106 banking centers. Additional information about the Company, including its products, services and banking locations is available at www.bankatfirst.com.

Forward-Looking Statement

Certain statements contained in this release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items, statements of plans and objectives of First Financial or its management or board of directors and statements of future economic performances and statements of assumptions underlying such statements. Words such as ''believes,'' ''anticipates,'' "likely," "expected," ''intends,'' and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Management's analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially. These factors include, but are not limited to: economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company's business; the effect of and changes in policies and laws or regulatory agencies (notably the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act); management's ability to effectively execute its business plan; mergers and acquisitions, including costs or difficulties related to the integration of acquired companies; the Company's ability to comply with the terms of loss sharing agreements with the FDIC; the effect of changes in accounting policies and practices; and the costs and effects of litigation and of unexpected or adverse outcomes in such litigation. Please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2014, as well as its other filings with the SEC, for a more detailed discussion of these risks, uncertainties and other factors that could cause actual results to differ from those discussed in the forward-looking statements. Such forward-looking statements are meaningful only on the date when such statements are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events.

Contact Information

Investors/Analysts                    Media
Eric Stables                        Adam Kiefaber
Investor Relations                    Media Relations
(513) 458-6454                        (513) 979-5735
eric.stables@bankatfirst.com                adam.kiefaber@bankatfirst.com